EXHIBIT 99.1

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Chris Siu	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
csiu@aehr.com	(323) 468-2300
aehr@mkr-group.com

Aehr Test Systems Reports Third Quarter Fiscal 2024 Financial Results and

Reiterates Fiscal 2024 Full Year Financial Guidance

Fremont, CA (April 9, 2024) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its third quarter of fiscal 2024 ended February 29, 2024.

Fiscal Third Quarter Financial Results:

•	Net revenue was $7.6 million, compared to $17.2 million in the third quarter of fiscal 2023.
•	GAAP net loss was $(1.5) million, or $(0.05) per diluted share, compared to GAAP net income of $4.1 million, or $0.14 per diluted share, in the third quarter of fiscal 2023.
•	Non-GAAP net loss, which excludes the impact of stock-based compensation, was $(0.9) million, or $(0.03) per diluted share, compared to non-GAAP net income of $4.7 million, or $0.16 per diluted share, in the third quarter of fiscal 2023.
•	Bookings were $24.5 million for the quarter.
•	Backlog as of February 29, 2024 was $20 million.
•	Total cash and cash equivalents as of February 29, 2024 were $47.6 million, compared to $50.5 million at November 30, 2023.

Fiscal First Nine Months Financial Results:

•	Net revenue was $49.6 million, compared to $42.7 million in the first nine months of fiscal 2023.
•	GAAP net income was $9.3 million, or $0.31 per diluted share, compared to GAAP net income of $8.4 million, or $0.29 per diluted share, in the first nine months of fiscal 2023.
•	Non-GAAP net income was $11.0 million, or $0.37 per diluted share, which excludes the impact of stock-based compensation, compared to $10.5 million, or $0.36 per diluted share, in the first nine months of fiscal 2023.
•	Cash provided by operations was $0.5 million for the first nine months of fiscal 2024.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Third Quarter Fiscal 2024 Financial Results

April 9, 2024

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“As we noted in our preliminary earnings release in March, our third quarter results reflect delays in wafer level burn-in system orders for silicon carbide semiconductor devices used in electric vehicles. Due to this, we had revised our guidance for our fiscal 2024 full year ending May 31, 2024 to be greater than $65 million in total revenue and net income of at least $11 million, which we are reiterating today. We still expect to finish this fiscal year with annual revenue that is near or above our full year record.

“Last week we announced an initial order for our FOX-NP solution from a new customer that is a multi-billion dollar per year global semiconductor company, and is entering the silicon carbide market to address several applications that include automotive, industrial, and electrification infrastructure. This is our third straight new customer for silicon carbide that is primarily focused on applications other than electric vehicles, expanding our opportunity within silicon carbide beyond electric vehicles.

“We are still in continued engagements up to and including on-wafer evaluations with well over a dozen silicon carbide suppliers that are focusing on both electric vehicles and other applications and are forecasting production needs for wafer level test and burn-in of their devices with decision timelines that spread out over the next year. We are focused on the qualification process with as many new customers as possible, as once we have demonstrated our FOX wafer level test and burn-in solution using their own wafers, we have not yet lost a potential customer.

“Our discussions with customers indicate that the key markets Aehr is addressing for semiconductor wafer level test and burn-in have significant growth opportunities that will expand this year and throughout this decade, and we are seeing increased customer engagement in each of these markets. We have also seen a recent strengthening in the silicon carbide market for electric vehicles outside the US in what appears to be a shift in the market share of electric vehicle suppliers. This includes Asia where we recently had extensive and very productive and positive visits with a significant number of silicon carbide suppliers and electric vehicle suppliers that we will provide additional details on during our earnings call.

“According to many market forecasts, including the Semiconductor Industry Association, the semiconductor industry is expected to grow from $600 million in 2022 to over $1 trillion at or around 2030. This acceleration is coming from mega market drivers including artificial intelligence (AI), green energy and decarbonization, and IoT-based digital transformation. Increased reliability concerns about semiconductors, a growing number of mission critical applications, and more multi-chip modules or heterogeneous integration with multiple devices being assembled in a single package are driving the need for wafer level burn-in. At semiconductor industry conferences around the world, we are seeing an increased focus on test and burn-in moving to wafer level before these devices are put into multi-chip packages and modules.

“These favorable macro trends are driving the business that drives Aehr Test and include:

•	silicon carbide power devices going into high-density modules for power conversion in electric vehicles;
•	gallium nitride power semiconductors going into automotive, solar, and other mission critical industrial applications;
•	silicon photonics integrated circuits being put into transceivers for data center infrastructure and optical chip-to-chip communication of CPU, GPU, and AI processors;
•	memory devices for solid state disk drives used in enterprise and data storage or for AI processors.

“Our continued investments in the FOX platform like the new 3.5 kW per wafer FOX-XP multi-wafer production system we began shipping last month also position us well to address the requirements of other new market segments that we believe we will be able to discuss over the next several months.

“As we head toward fiscal 2025, we are encouraged by our increasing engagements with current and potential customers and the long-term growth opportunities of all these markets.”

Aehr Test Systems Reports Third Quarter Fiscal 2024 Financial Results

April 9, 2024

Fiscal 2024 Financial Guidance:

For the fiscal year ending May 31, 2024, Aehr is reiterating its previously provided guidance for total revenue of greater than $65 million and GAAP net income of approximately $11 million or more, or $0.38 per diluted share.

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its third quarter fiscal 2024 operating results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 333674.

In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 50082.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and package part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," “sees,” or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, Aehr’s ability to generate bookings and revenue increases in the future; the timing of Aehr’s ability to recognize revenue; future requirements and orders of Aehr’s new and existing customers; bookings forecasted for proprietary WaferPakTM and DiePak consumables across multiple market segments; shipping timelines for products and new and follow-on capacity orders; the impact of shifting sales mix on revenue; the growth of Aehr’s systems and consumables, including as a percentage of total revenue; financial guidance for fiscal 2024, including related to revenue and profitability, and expectations regarding fiscal 2024; Aehr’s ability to expand its number of customers using its FOX-PTM solutions and the timing of such expansion; the ability to secure potential customer engagements and Aehr’s plans to meet with potential new customers and end users; expectations related to long-term demand for Aehr’s products; market opportunity expansion; the growth and attractiveness of key markets and Aehr’s ability to receive orders and generate revenue in the future. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

–      Financial Tables to Follow   –

Aehr Test Systems Reports Third Quarter Fiscal 2024 Financial Results

April 9, 2024

AEHR TEST SYSTEMS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb 29,	Nov 30,	Feb 28,	Feb 29,	Feb 28,
(In thousands, except per share data)	2024	2023	2023	2024	2023
Revenue:
Product	$6,730	$19,837	$16,120	$45,924	$39,715
Services	833	1,594	1,086	3,694	2,977
Total revenue	7,563	21,431	17,206	49,618	42,692
Cost of revenue:
Product	3,948	9,707	7,728	23,574	19,739
Services	459	766	603	1,949	1,686
Total cost of revenue	4,407	10,473	8,331	25,523	21,425
Gross profit	3,156	10,958	8,875	24,095	21,267
Operating expenses:
Research and development	2,139	1,972	1,832	6,568	4,881
Selling, general and administrative	3,063	3,518	3,250	9,990	8,650
Total operating expenses	5,202	5,490	5,082	16,558	13,531
Income (loss) from operations	(2,046)	5,468	3,793	7,537	7,736
Interest income, net	584	631	374	1,796	758
Other income (expense), net	(2)	10	(18)	2	1
Income (loss) before provision for income taxes	(1,464)	6,109	4,149	9,335	8,495
Provision for income taxes	7	20	17	43	49
Net income (loss)	$(1,471)	$6,089	$4,132	$9,292	$8,446

Net income (loss) per share:
Basic	$(0.05)	$0.21	$0.15	$0.32	$0.31
Diluted	$(0.05)	$0.20	$0.14	$0.31	$0.29
Shares used in per share calculations:
Basic	28,866	28,801	27,893	28,773	27,571
Diluted	28,866	29,769	29,373	29,670	29,080

Aehr Test Systems Reports Third Quarter Fiscal 2024 Financial Results

April 9, 2024

Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb 29,	Nov 30,	Feb 28,	Feb 29,	Feb 28,
(In thousands, except per share data)	2024	2023	2023	2024	2023
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$3,156	$10,958	$8,875	$24,095	$21,267
Special items:
a) Stock-based compensation expense	58	101	75	222	252
Non-GAAP gross profit	$3,214	$11,059	$8,950	$24,317	$21,519
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$5,202	$5,490	$5,082	$16,558	$13,531
Special items:
a) Stock-based compensation expense	(525)	(537)	(517)	(1,521)	(1,843)
Non-GAAP operating expenses	$4,677	$4,953	$4,565	$15,037	$11,688
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP income (loss) from operations	$(2,046)	$5,468	$3,793	$7,537	$7,736
Special items:
a) Stock-based compensation expense	583	638	592	1,743	2,095
Non-GAAP (loss) income from operations	$(1,463)	$6,106	$4,385	$9,280	$9,831
Reconciliation of GAAP to non-GAAP income (loss) before taxes
GAAP income (loss) before taxes	$(1,464)	$6,109	$4,149	$9,335	$8,495
Special items:
a) Stock-based compensation expense	583	638	592	1,743	2,095
Non-GAAP income (loss) before taxes	$(881)	$6,747	$4,741	$11,078	$10,590
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net income (loss)	$(1,471)	$6,089	$4,132	$9,292	$8,446
Special items:
a) Stock-based compensation expense	583	638	592	1,743	2,095
Non-GAAP net income (loss)	$(888)	$6,727	$4,724	$11,035	$10,541

GAAP earnings diluted per share	$(0.05)	$0.20	$0.14	$0.31	$0.29
Non-GAAP earnings diluted per share	$(0.03)	$0.23	$0.16	$0.37	$0.36

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports Third Quarter Fiscal 2024 Financial Results

April 9, 2024

AEHR TEST SYSTEMS

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	February 29,	May 31,
(In thousands, except par value)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$47,581	$30,054
Short-term investments	-	17,853
Accounts receivable, net	5,468	16,594
Inventories	38,085	23,908
Prepaid expenses and other current assets	1,215	621
Total current assets	92,349	89,030
Property and equipment, net	3,150	2,759
Operating lease right-of-use assets, net	5,863	6,123
Other non-current assets	234	231
Total assets	$101,596	$98,143
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,979	$9,206
Accrued expenses	3,287	4,143
Operating lease liabilities, short-term	428	137
Deferred revenue, short-term	486	2,822
Total current liabilities	9,180	16,308
Operating lease liabilities, long-term	5,878	6,163
Deferred revenue, long-term	-	31
Other long-term liabilities	41	41
Total liabilities	15,099	22,543

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares;
Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares;
Issued and outstanding: 28,906 shares and 28,539 shares at February 29, 2024 and May 31, 2023, respectively	289	285
Additional paid-in-capital	129,366	127,776
Accumulated other comprehensive loss	(144)	(155)
Accumulated deficit	(43,014)	(52,306)
Total shareholders' equity	86,497	75,600
Total liabilities and shareholders’ equity	$101,596	$98,143

The Condensed Consolidated Balance Sheet as of May 31, 2023 has been derived from the audited consolidated financial statements.

Aehr Test Systems Reports Third Quarter Fiscal 2024 Financial Results

April 9, 2024

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended November 30
	February 29,	February 28,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$9,292	$8,446
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	1,744	2,095
Depreciation and amortization	469	337
Accretion of investment discount	(130)	(305)
Amortization of operating lease right-of-use assets	522	479
Provision for doubtful accounts	-	24
Changes in operating assets and liabilities:
Accounts receivable	11,130	1,414
Inventories	(14,182)	(6,783)
Prepaid expenses and other current assets	(600)	(167)
Accounts payable	(4,232)	822
Accrued expenses	(874)	(126)
Deferred revenue	(2,368)	(1,633)
Operating lease liabilities	(257)	(469)
Income taxes payable	18	9
Net cash provided by operating activities	532	4,143

Cash flows from investing activities:
Purchases of property and equipment	(703)	(178)
Proceeds from maturities of investments	18,000	8,000
Purchases of investments	-	(33,294)
Net cash provided by (used in) investing activities	17,297	(25,472)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	1,270	1,965
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,480)	(1,680)
Issuance proceeds (cost) of common stock offering	(72)	6,853
Net cash provided by (used in) financing activities	(282)	7,138

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20)	(35)

Net increase (decrease) in cash, cash equivalents and restricted cash	17,527	(14,226)

Cash, cash equivalents and restricted cash, beginning of period (1)	30,204	31,564
Cash, cash equivalents and restricted cash, end of period (1)	$47,731	$17,338

(1) Includes restricted cash in other assets.